Exhibit 99.1

NEWS RELEASE

Contact:	Douglas Kessler	Tripp Sullivan
	COO and Head of Acquisitions	Corporate Communications, Inc.
	(972) 490-9600	(615) 254-3376

ASHFORD HOSPITALITY TRUST ORIGINATES $8.5 MILLION
MEZZANINE LOAN ON EMBASSY SUITES ANAHEIM

Transaction Highlights:
t $8.5 Million Mezzanine Loan Secured by Interests in Embassy Suites Anaheim — South
t Loan Originations and Purchases Reach $123 Million
t Loan Bears Interest at LIBOR plus 9.75%

DALLAS — (May 31, 2005) — Ashford Hospitality Trust, Inc. (NYSE: AHT) today announced it has closed on an $8.5 million, two-year mezzanine loan on the 375-room Embassy Suites Anaheim — South, adjacent to Disneyland® Resort in Garden Grove, CA.

The loan bears interest at a rate of 975 basis points over LIBOR with a two-year term and three one-year extension options. Ashford received an origination fee of 1%. Financing on the Embassy Suites Anaheim — South includes a first mortgage of approximately $28.5 million by JPMorgan Chase Bank, N.A. and the $8.5 million mezzanine loan originated by Ashford. Ashford’s investment in the capital structure is approximately 58% to 76% loan to value, and trailing twelve month debt service coverage is 1.18x. The borrower is Landmark Mezzanine, LLC, and the hotel is managed by Hilton Hotels.

Opened in 2001, the 14-story hotel has 375 rooms and 10,980 square feet of meeting space. One of the newest hotels in the market, the Embassy Suites Anaheim — South is adjacent to the Disneyland® Resort, Disney’s California Adventure, Downtown Disney CA and the Anaheim Convention Center. The full-service, upscale all-suites hotel is conveniently located to other major attractions in the area and within walking distance of several restaurants and retail centers.

Commenting on the announcement, Monty J. Bennett, President and CEO of Ashford Hospitality Trust, stated, “The Embassy Suites Anaheim — South is an excellent addition to our loan portfolio. With strong operating trends, this is a high quality, stable asset located in an improving RevPAR environment. The hotel’s all-suites offering is clearly an advantage in the leisure segment of the Anaheim resort market. The strong debt service coverage, experienced sponsorship and hotel management, together with our knowledge of the Anaheim market made a very compelling investment case.”

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14185 Dallas Parkway, Suite 1100, Dallas, TX 75254	Phone: (972) 490-9600

AHT Originates $8.5 Million Mezzanine Loan on Embassy Suites Anaheim

May 31, 2005

Ashford Hospitality Trust is a self-administered real estate investment trust focused on investing in the hospitality industry across all segments and at all levels of the capital structure, including direct hotel investments, first mortgages, mezzanine loans and sale-leaseback transactions. Additional information can be found on the Company’s web site at www.ahtreit.com.

Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties. When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such forward-looking statements include, but are not limited to, the impact of the financing on our business and future financial condition, our business and investment strategy, our understanding of our competition and current market trends and opportunities and projected capital expenditures. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford’s control.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in Ashford’s filings with the Securities and Exchange Commission.

The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.

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